EXHIBIT 10.1

SCHEDULE I
CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS

Benefit Level - 3
Baxter, Warner L.	Lindgren, Mark C.
Birk, Mark C.#	Lyons, Martin J.
Borkowski, Maureen A.	Mark, Richard J.
Cole, Daniel F.	Moehn, Michael
Diya, Fadi M. #	Naslund, Charles D.
Heger, Mary P. *	Nelson, Gregory L.

Benefit Level - 2
Arora, Ajay K [1]	Neterer, David W. *#
Barnes, Lynn M.	Ogden, Stan E.
Brawley, Mark	Pate, Ron D.
Coyne, Kendall D. *	Power, Joseph M.
DeGraw, Kevin	Schukar, Shawn E.
Glaeser, Scott A.	Shaw, Theresa A. *#
Harvey-Davis, Sharon *	Sobule, James A.
Hunt, David R. *	Steinke, Bruce A.
Iselin, Christopher A.	Wakeman, David N. *
Kidwell, Stephen M.	Weisenborn, Dennis W.
Menne, Michael L.	Wiesehan, Raymond M. *#
Mueller, Michael G.	Wiseman, D. Scott *
Nelson, Craig D.	Wood, Warren T. *

* Not eligible for excise tax gross-up provisions (for new officers effective on or after October 1, 2009)
# New to Plan or increased benefit level
1 Ajay K. Arora will become eligible upon his promotion to Vice President effective November 1, 2014

Approved by: ___/s/ Patrick Stokes___________________________________ Date:_10/9/2014_______
Patrick T. Stokes, Chairman, For the Human Resources Committee

HRC Meeting—10.09.2014